EXHIBIT A

                                   Form 10f-3

                               WILLIAM BLAIR FUNDS
                                  (the "Fund")

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures


Issuer:  MSCI, Inc. ("MXB") secondary offering

Date offering commenced: May 19, 2009

Aggregate number and value of securities offered through underwriting or selling syndicate:

27,708,653 shares; $595,736,040

Offering price at close of first day on which any sales were made:

May 19, 2009 closing price = $21.57

Underwriting syndicate's members:  See attached

Date of purchase:  May 19. 2009

Number and value of securities purchased (specific as to each series if applicable):

106,026 shares; $2,279,559

Purchase price (net of fees and expenses):   $21.50

Maturity date and interest rate (if applicable):  -

Underwriter from whom purchased:  Morgan Stanley

Commission, spread or profit:  Gross spread = 0.80625

Comparative information regarding commission, spread or profit for similar underwritings during the same period:


                           Price Per           Underwriting
Issuer                       Share              Discount           Gross Spread
------                       -----               --------          ------------
Duff & Phelps Corp.         $14.75                 0.73                0.7375
Private Bancorp, Inc.       $19.25                 0.96                0.9625

Conditions                                                                           Yes            No
----------                                                                           ---            --
(1)   The  securities  are  either  (i) part of an issue  registered  under  the
      Securities  Act of 1933 that is being offered to the public,  (ii) part of an issue of government  securities,  as defined in Section 2(a)(16) of the
      1940 Act, (iii) Eligible Municipal Securities,  (iv) securities sold in an
      Eligible  Foreign Offering or (v) securities sold in an Eligible Rule 144A
      Offering.                                                                       X
                                                                                     ---           ---

(2)   The  purchase  price  paid did not  exceed  the price  paid by each  other purchaser of securities in that offering or in any concurrent  offering of the  securities  at the close of the first day on which any sales are made
      (except,  in the case of an Eligible Foreign  Offering,  for any rights to purchase  that are  required  by law to be  granted to  existing  security holders of the issuer),  or, if a rights  offering,  the  securities  were purchased  on or before  the  fourth  day  preceding  the day on which the
      offering terminated.                                                            X
                                                                                     ---           ---

(3)   In respect of securities  other than Eligible  Municipal  Securities,  the issuer of the  securities  has been in  continuous  operation for not less
      than three years, including the operations of any predecessors.                 X
                                                                                     ---           ---

(4)   The underwriting was a firm commitment underwriting.                            X
                                                                                     ---           ---

(5)   The  commission,  spread or profit was  reasonable and fair in relation to that being received by other for underwriting  similar  securities  during
      the same period.                                                                X
                                                                                     ---           ---

(6)   The amount of such securities purchased by all of the investment companies manages by the  Advisor did not exceed 25% of the  principal  amount of an offering  other than an Eligible  Rule 144A  Offering,  or, in an Eligible
      Rule 144A  Offering,  25% of the total of (1) the principal  amount of the offering sold by underwriters or members of the selling syndicate to QIBs,
      plus (2) the principle amount in any concurrent public offering.                X
                                                                                     ---           ---

(7)   The Advisor was not a direct or indirect participant in the sale.               X
                                                                                     ---           ---

Approved: Richard W. Smirl                        Date:       5/19/09
          --------------------------              ---------------------

Board of Directors Review Date:  July 2, 2009
                                 ------------

                                                                       Exhibit B

                               WILLIAM BLAIR FUNDS

                                   Growth Fund

                Form of Quarterly Report on Rule 10f-3 Purchases


During the 2nd quarter of 2009. William Blair Funds Growth Fund (the "Fund"), made the following Rule 10f-3 purchases:

----------------------------------------------------------------------------------------------------------------

    Issuer           Date of Purchase     Amount of Purchase        Purchase Price         Broker/Dealer
----------------------------------------------------------------------------------------------------------------
MSIC, Inc.           May 19, 2009            $2,279,559               $21.50/sh.          Morgan Stanley
("MXB")
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


The above purchase [purchases] was [were] made from an underwriting syndicate of which William Blair & Company, a broker-dealer, was a participating member. The Fund did not purchase the shares directly or indirectly from William Blair & Company. All shares were acquired from an outside firm and no credit was received by William Blair & Company. According to Rule 10f-3, all purchases of securities made pursuant to the rule must be reported to the appropriate and required parties. Accordingly, we are advising the directors of the Fund of this [these] purchase [purchases] with this statement and the following disclosure:

1. The securities are either (i) part of an issue registered under the Securities Act of 1933 that is being offered to the public, (ii) part of an issue of government securities, as defined in Section 2(a)(16) of the 1940 Act, (iii) Eligible Municipal Securities, (iv) securities sold in an Eligible Foreign Offering or (v) securities sold in an Eligible Rule 144A Offering.

2. The purchase price paid did not exceed the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities at the close of the first day on which any sales are made (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.

3. In respect of securities other than Eligible Municipal Securities, the issuer of the securities has been in continuous operation for not less than three years, including the operations of any predecessors.

4.    The underwriting was a firm commitment underwriting.

5. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

6. The amount of such securities purchased by all of the investment companies managed by the Advisor did not exceed 25% of the principal amount of an offering other than an Eligible Rule 144A Offering, or, in an Eligible Rule 144A Offering, 25% of the total of (1) the principal amount of the offering sold by underwriters or members of the selling syndicate to QIBs, plus (2) the principal amount in any concurrent public offering.

                                      B-2